UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 4, 2020

INTEC PHARMA LTD.

(Exact name of registrant as specified in its charter)

Israel	001-37521	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Hartom St. Har Hotzvim
Jerusalem, Israel	9777512
(Address of principal executive offices)	(Zip Code)

+ 972-2-586-4657
(Registrant’s telephone number, including area code) (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, no, par value	NTEC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On May 4, 2020, Intec Pharma Ltd. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Company agreed to sell and issue, in a registered direct offering, 16,291,952 of the Company’s ordinary shares (the “Ordinary Shares”) at a purchase price per share of $0.30690 (the “Shares”) for aggregate gross proceeds to the Company of approximately $5.0 million, before deducting the placement agent’s fees and other estimated offering expenses payable by the Company.

Pursuant to the Purchase Agreement, in a concurrent private placement, the Company has also agreed to sell and issue to the Purchasers unregistered warrants to purchase up to 8,145,976 Ordinary Shares. The warrants will be immediately exercisable and will expire five and one-half years from issuance and are exercisable at an exercise price of $0.245 per share, subject to adjustment as set forth therein. The warrants may be exercised on a cashless basis if there is no effective registration statement registering the shares underlying the warrants.

The offering is expected to close on or about May 6, 2020, subject to satisfaction of customary closing conditions.

The Purchase Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

The Company also entered into a letter agreement (the “Placement Agent Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which Wainwright agreed to serve as the exclusive placement agent for the Company in connection with the offering. The Company agreed to pay Wainwright a cash placement fee equal to 7% of the aggregate purchase price for the Ordinary Shares sold in the offering, a management fee of 1% of the aggregate purchase price for the Ordinary Shares sold in the offering, a non-accountable expense allowance of $75,000 and clearing expenses of $12,900.

The Shares to be issued in the registered direct offering will be issued pursuant to a prospectus supplement dated as of May 4, 2020 which will be filed with the SEC, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-230016) (the “Registration Statement”), which became effective on March 28, 2019, and the base prospectus dated as of March 28, 2019 contained in such Registration Statement. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation to buy nor shall there be any sale of the shares or warrants in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The warrants and the shares underlying the warrants are being offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder. The Purchasers have represented that they are accredited investors, as that term is defined in Regulation D, or qualified institutional buyer as defined in Rule 144(A)(a), and have acquired the warrants and the shares underlying the warrants as principal for their own account and have no arrangements or understandings for any distribution thereof. The offer and sale of the foregoing securities is being made without any form of general solicitation or advertising. The warrants and the shares underlying the warrants have not been registered under the Securities Act or applicable state securities laws. Accordingly, the warrants and underlying shares may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

The foregoing descriptions of the Purchase Agreement and the warrants are not complete and are qualified in their entireties by reference to the full text of such documents, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

A copy of the opinion of Meitar | Law Offices relating to the validity of the shares of Ordinary Shares issued in the offering is attached as Exhibit 5.1 hereto.

On May 4, 2020, the Company also issued a press release announcing the offering. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 3.02.	Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K regarding the warrants and the Ordinary Shares issuable upon exercise of the warrants is incorporated herein by reference.

Item 8.01.	Other Events.

Pursuant to that certain Sales Agreement, dated March 1, 2019 (the “Sales Agreement”), by and between the Company and Cowen and Company, LLC, the Company may elect from time to time, to offer and sell ordinary shares through an “at the market offering” as defined in Rule 415(a)(4) (the “ATM Offering”) promulgated under the Securities Act having an aggregate offering price of up to $75,000,000. Under a prospectus supplement dated March 28, 2019, the Company sold an aggregate of 2,775,883 ordinary shares for gross proceeds of $2.6 million. On March 13, 2020, the Company updated the aggregate amount that may be issued and sold under the ATM Offering and filed a prospectus supplement pursuant to which the Company may offer and sell, from time to time, ordinary shares having an aggregate offering price of up to $9.8 million. From March 13, 2020 to May 4, 2020, the Company did not issue or sell any of its ordinary shares under the ATM Offering. On May 4, 2020, the Company terminated the prospectus supplement dated March 13, 2020, but the Sales Agreement remains in full force and effect.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
5.1	Opinion of Meitar | Law Offices
10.1	Form of Securities Purchase Agreement, dated May 4, 2020, by and between the Company and the Purchasers
10.2	Form of Warrant
23.1	Consent of Meitar | Law Offices (included in Exhibit 5.1)
99.1	Press Release, dated May 4, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2020

INTEC PHARMA LTD.

By:	/s/ Nir Sassi
Nir Sassi
Chief Financial Officer

3